UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SUMMIT HOTEL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	27-2962512
(State of incorporation or organization)	(IRS Employer Identification No.)

12600 Hill Country Boulevard, Suite R-100 Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.250% Series E Cumulative Redeemable Preferred Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-212118

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the 6.250% Series E Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series E Preferred Stock”), of Summit Hotel Properties, Inc. (“the Registrant”) to be registered hereunder is contained in the section entitled “Description of the Series E Preferred Stock” in the Registrant’s prospectus supplement dated November 2, 2017, as filed with the U.S. Securities and Exchange Commission on November 3, 2017 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and in the section entitled “Description of Common and Preferred Stock” in the accompanying prospectus dated June 20, 2016, which sections are incorporated herein by reference.

Item 2.  Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of Summit Hotel Properties, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on February 28, 2012).

3.2

Articles Supplementary to the Articles of Amendment and Restatement of Summit Hotel Properties, Inc. designating the Registrant’s 7.875% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 7, 2012).

3.3

Articles Supplementary to the Articles of Amendment and Restatement of Summit Hotel Properties, Inc. designating the Registrant’s 7.125% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 19, 2013).

3.4

Articles Supplementary to the Articles of Amendment and Restatement of Summit Hotel Properties, Inc. designating the Registrant’s 6.45% Series D Cumulative Redeemable Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A on June 24, 2016).

3.5	Articles of Amendment of Summit Hotel Properties, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 19, 2017).

3.6

Articles Supplementary to the Articles of Amendment and Restatement of Summit Hotel Properties, Inc. prohibiting election under Section 3-804(c) of the Maryland General Corporation Law without stockholder approval (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 19, 2017).

3.7†	Articles Supplementary to the Articles of Amendment and Restatement of Summit Hotel Properties, Inc. designating the Registrant’s 6.250% Series E Preferred Stock, $0.01 par value per share.

3.8

Amended and Restated Bylaws of Summit Hotel Properties, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-11 filed on November 1, 2010).

† Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

	By:	/s/ Greg A. Dowell
Greg A. Dowell
Date: November 8, 2017		Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of Summit Hotel Properties, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on February 28, 2012).

3.2

Articles Supplementary to the Articles of Amendment and Restatement of Summit Hotel Properties, Inc. designating the Registrant’s 7.875% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 7, 2012).

3.3

Articles Supplementary to the Articles of Amendment and Restatement of Summit Hotel Properties, Inc. designating the Registrant’s 7.125% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 19, 2013).

3.4

Articles Supplementary to the Articles of Amendment and Restatement of Summit Hotel Properties, Inc. designating the Registrant’s 6.45% Series D Cumulative Redeemable Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A on June 24, 2016).

3.5	Articles of Amendment of Summit Hotel Properties, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 19, 2017).

3.6

Articles Supplementary to the Articles of Amendment and Restatement of Summit Hotel Properties, Inc. prohibiting election under Section 3-804(c) of the Maryland General Corporation Law without stockholder approval (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 19, 2017).

3.7†	Articles Supplementary to the Articles of Amendment and Restatement of Summit Hotel Properties, Inc. designating the Registrant’s 6.250% Series E Preferred Stock, $0.01 par value per share.

3.8

Amended and Restated Bylaws of Summit Hotel Properties, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-11 filed on November 1, 2010).

† Filed herewith.